Exhibit 99.1

Platform Specialty Products Corporation
Announces Closing of Tack-on Offering of 5.875% Senior Notes due 2025
WEST PALM BEACH, December 8, 2017 -- Platform Specialty Products Corporation (NYSE:PAH) ("Platform") announced today that it has closed its previously-announced offering of an additional $250 million aggregate principal amount of senior notes due 2025 (the "New Notes"). The New Notes were issued under the same indenture pursuant to which Platform issued its outstanding $550 million aggregate principal amount of 5.875% senior notes due 2025, on November 24, 2017 (the “Existing Notes”). Accordingly, the New Notes have the same terms as, and are fungible and form a single series with, the Existing Notes. The New Notes bear interest at a rate of 5.875% per annum starting from November 24, 2017, to be paid semi-annually in arrears, and will mature on December 1, 2025. The New Notes are fully and unconditionally guaranteed on a senior unsecured basis by certain of Platform’s existing domestic subsidiaries. Upon satisfaction of certain conditions, all of the then direct and indirect domestic subsidiaries constituting Platform’s Agricultural Solutions business may be released from their guarantees of the New Notes.
Platform intends to use the net proceeds from the offering of the New Notes to repay a portion of its existing term loans under its amended and restated credit agreement.
The New Notes were offered solely to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to non-U.S. persons in accordance with Regulation S under the Securities Act. The New Notes and related guarantees have not been registered under the Securities Act or any applicable state securities laws and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements of the Securities Act and any applicable state securities laws.
This press release does not constitute an offer to sell or a solicitation of an offer to purchase any securities and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.
Forward-looking Statements
This press release contains forward-looking statements, including, but not limited to, statements regarding Platform's planned use of any proceeds from the offering of the New Notes. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, Platform’s ability to successfully complete the proposed separation of its Agricultural Solutions business into an independent company and realize the anticipated benefits from it; the expected structure and timing for completion of this proposed separation; adverse effects on the two companies’ business operations or financial results and the market price of Platform's shares as a result of the completion of this proposed separation; market volatility; legal, tax and regulatory requirements; unanticipated delays and transaction expenses; the impact of the proposed separation on Platform's employees, customers and suppliers; the ability of the two companies to operate independently following the proposed separation; the diverting of management’s attention from Platform's ongoing business operations; the possibility of more attractive strategic options arising in the future; Platform's perception of future availability of equity or debt financing needed to complete the proposed separation and fund its operations; Platform's ability to identify, hire and retain executives and other employees with sufficient expertise; Platform's assessment of its internal control over financial reporting; the impact of commodities and currencies and Platform's ability to manage its risk in these areas; future capital expenditures, indebtedness, leverage, and dividend policy. Additional information concerning these and other factors that could cause actual results to vary is, or will be, included in Platform’s periodic and other reports filed with the Securities and Exchange Commission, including Platform's annual report on Form 10-K for the fiscal year ended December 31, 2016 and quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2017. These forward-looking statements are made as of the date of this press release and Platform assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ from those projected in such forward-looking statements.
CONTACT:
Investor Relations Contact:
Carey Dorman
Senior Director Corporate Development
Platform Specialty Products Corporation
1-561-406-8465

Media Contacts:
Liz Cohen
Weber Shandwick
1-212-445-8044